Exhibit 16.1
Deloitte & Touche LLP
127 Public Square
Suite 3300
Cleveland, OH 44114-1303
USA
Tel: +1 216 589 1300
Fax: +1 216 589 1369
www.deloitte.com
August 28, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561
Dear Sirs/Madams:
We have read Item 4.01(a) of Morgan’s Foods, Inc. Form 8-K dated August 22, 2006, and we have the following comments:
1.	We agree with the statements made in the first through fifth paragraphs.

2.	We have no basis to agree or disagree with the statement made in the sixth paragraph.
Yours truly,
Member of
Deloitte Touche Tohmatsu